   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 22, 1998

                                                      REGISTRATION NO. 333-50513
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 6


                                       TO

                                    FORM S-4

                             REGISTRATION STATEMENT

                        UNDER THE SECURITIES ACT OF 1933
                            ------------------------

                    AMERICA FIRST TAX EXEMPT INVESTORS, L.P.

             (Exact name of registrant as specified in its charter)

           DELAWARE                       47-0810385                  6799
 (State or other jurisdiction          (I.R.S. Employer             (Primary
     of incorporation or             Identification No.)            Standard
        organization)                                              Industrial
                                                                 Classification
                                                                  Code Number)

                         SUITE 400, 1004 FARNAM STREET
                             OMAHA, NEBRASKA 68102
                                 (402) 444-1630

         (Address, including ZIP Code, and telephone number, including area code, of registrant's principal executive offices)

                                 MICHAEL YANNEY
                         SUITE 400, 1004 FARNAM STREET
                             OMAHA, NEBRASKA 68102
                                 (402) 444-1630

      (Name, address, including ZIP Code, and telephone number, including area code, of agent for service)
                            ------------------------

                                   COPIES TO:

                              STEVEN P. AMEN, ESQ.
                                   Kutak Rock
                               1650 Farnam Street
                             Omaha, Nebraska 68102
                                 (402) 346-6000
                            ------------------------

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
                                    PUBLIC:

    As soon as practicable after this Registration Statement becomes effective and after conditions in the Merger Agreement have been satisfied.
                            ------------------------

    If any of the securities being registered on the Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: / /

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 21. EXHIBITS AND FINANCIAL STATEMENTS SCHEDULES

    (a) EXHIBITS


  4.1  Form of Beneficial Unit Certificate*

  4.2  Form of Agreement of Limited Partnership of the Registrant (included as
         Appendix A to Consent Solicitation Statement/Prospectus contained in
         Part I hereof)*

  4.3 Amended Agreement of Merger, dated June 12, 1998, between the Registrant and America First Tax Exempt Mortgage Fund Limited Partnership (included as Appendix B to Consent Solicitation Statement/Prospectus contained in
         Part I hereof)*

  5.1  Revised opinion of Kutak Rock as to the legality of securities*

  8.1  Revised opinion of Kutak Rock as to certain tax matters

 23.1  Consent of PricewaterhouseCoopers LLP*

 23.2  Consent of Mueller, Prost, Purk & Willbrand, P.C.*

 23.3  Consent of Kutak Rock (included in Exhibits 5.1 and 8.1)*

 24.1  Powers of Attorney*

 99.1  Supplemental Material to be Delivered to BUC Holders*

 99.2  Letter to BUC Holders


------------------------

*   previously filed

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 5 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on the 21st day of September, 1998.


                                AMERICA FIRST TAX EXEMPT INVESTORS, L.P.

                                By America First Capital Associates Limited
                                Partnership Two, Its General Partner
                                By America First Companies L.L.C.,
                                Its General Partner

                                By:              /s/ MICHAEL YANNEY
                                     ------------------------------------------
                                                   Michael Yanney
                                       PRESIDENT AND CHIEF EXECUTIVE OFFICER


    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to the Registration Statement has been signed by the following persons in the capacities indicated on dates indicated opposite their names.



          SIGNATURE                    DATE                    TITLE
------------------------------  -------------------  --------------------------

      /s/ MICHAEL YANNEY                             Chairman of the Board,
------------------------------  September 21, 1998     President and Chief
        Michael Yanney                                 Executive Officer

     /s/ MICHAEL THESING*
------------------------------  September 21, 1998   Secretary and Chief
       Michael Thesing                                 Financial Officer

    /s/ WILLIAM S. CARTER*
------------------------------  September 21, 1998   Manager
      William S. Carter

      /s/ GEORGE KUBAT*
------------------------------  September 21, 1998   Manager
         George Kubat

    /s/ MARTIN MASSENGALE*
------------------------------  September 21, 1998   Manager
      Martin Massengale

        /s/ ALAN BAER*
------------------------------  September 21 ,1998   Manager
          Alan Baer

   /s/ GAIL WALLING YANNEY*
------------------------------  September 21, 1998   Manager
     Gail Walling Yanney

   /s/ MARIANN BYERWALTER*
------------------------------  September 21, 1998   Manager
      Mariann Byerwalter


         *By  MICHAEL YANNEY
          ATTORNEY-IN-FACT

         /s/ MICHAEL YANNEY
      -------------------------
           Michael Yanney

                                      II-2